UNAUDITED FINANCIAL STATEMENTS

PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

SEPTEMBER 30, 2000 AND SEPTEMBER 30, 1999

TABLE OF CONTENTS

............................................Page Number

INDEPENDENT ACCOUNTANT'S REPORT

FINANCIAL STATEMENT

Balance Sheets................................. .2

Statements of Operations and Deficit

Notes to the Financial Statements.....................6,7

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Prime Equipment, Inc.

Las Vegas, Nevada

I have reviewed the accompanying balance sheets of Prime Equipment,

Inc. (a development stage company) as of September 30, 2000, and

September 30, 1999, and the related statements of operations, cash flows,

and changes in stockholders' equity for the three and nine month periods then ended, as well as the period from December 18, 1998 (date of inception)

to September 30, 2000. These statements are the responsibility of

Prime Equipment, Inc.'s management.

I conducted my review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, no such opinion is expressed.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles established by the

American Institute of Certified Public Accountants.

David Coffey, C. P. A.

Las Vegas, Nevada

November 15, 2000

PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS




	September 30, 2000	September 30, 1999
ASSETS
Cash	$3,604	$41
Notes receivable	$10,000	$10,000
Interest receivable	$1,217	$417
TOTAL ASSETS	$14,821	$10,458

LIABILITIES AND STOCKHOLDERS= EQUITY

LIABILITIES
Accounts payable	$17,118	$800
Note payable	$25,000	$0
Interest payable	$673	$0
Loans from stockholders	$1,500	$0
TOTAL LIABILITIES	$44,291	$800

STOCKHOLDERS= EQUITY
Common stock, authorized 500,000,000 shares at $.001 par value, issued and outstanding 4,021,000 shares and 200,000 shares, respectively, after giving effective to a 20:1 stock split effective October 22, 1999.	$4,021	$200
Preferred stock, authorized 100,000,000 shares at $.001 par value, none issued or outstanding.	$0	$0
Additional paid-in capital	$21,329	$9,900
Deficit accumulated during the development stage	($54,820)	($442)
TOTAL STOCKHOLDERS= EQUITY	($29,470)	$9,658

TOTAL LIABILITIES AND STOCKHOLDERS= EQUITY	$14,821	$10,458



The accompanying notes are an integral part of these financial statements.

PRIME EQUIPMENT, INC.

( A DEVELOPMENT STAGE COMPANY )

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

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

Three months ended Sept. 30	Nine months ended Sept. 30	From Inception, December 18, 1998 to
	2000	1999	2000	1999	Sept. 30, 2000

Income	$200	$202	$600	$417	$1,217

Expenses Organizational expense	$0	$0	$0	$0	$400
Consulting	$0	$400	$25,000	$400	$48,650
Office expenses	$0	$0	$0	$59	$59
Fees	$437	$0	$437	$0	$437
Professional fees	$4,818	$0	$673	$0	$673
Interest expense	$625	$0	$673	$0	$673
TOTAL EXPENSES	$5,880	$400	$30,928	$459	$56,037

NET INCOME (Loss)	($5,680)	($198)	($30,328)	($42)	($54,820)
Retained earnings beginning of period	($49,140)	($244)	($24,492)	($400)
Deficit accumulated during the Development stage	($54,820)	($442)	($54820)	($442)
Earnings (loss) per share assuming dilution, after giving effect to a 20 for 1 stock split effective October 22, 1999 Net loss	$0	$0	($0.01)	$0	($0.01)
Weighted average shares outstanding	4,021,000	4,021,000	4,021,000	166,667	3,736,864



The accompanying notes are an integral part of these financial statements.

PRIME EQUIPMENT, INC.

( A DEVELOPMENT STAGE COMPANY )

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 18, 1998, ( Date of Inception )

TO SEPTEMBER 30, 2000

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

Common Stock	Additional
	Shares	Amount	Paid-In Capital	Total
Balance December 18, 1998	---	$---	$---	$---
Issuance of common stock for cash December, 1998	100,000	$100	$0	$100
Less net loss	0	$0	$0	($400)
Balance December 31, 1998	100,000	$100	$0	($300)
Issuance of common stock for cash March, 1999	100,000	$100	$9,900	$10,000
Stock split 20 for 1 October 22, 1999	3,800,000	$3,800	($3,800)	$0
Issuance of common stock for cash November, 1999	1,000	$1	$999	$1,000
Issuance of common stock for cash December, 1999	20,000	$20	$19,980	$20,000
Less offering costs	0	$0	($5,750)	($5,750)
Less net loss	0	$0	$0	($24,092)
Balance December 31, 1999	4,021,000	$4,021	$21,329	$858
Net income (loss)	0	$0	$0	($30,328)
Balance September 30, 2000	4,021,000	$4,021	$21,329	($29,470)



The accompanying notes are an integral part of these financial statements.

PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception )

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

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	Three months ended Sept. 30	Nine months ended Sept. 30	From Inception, December 18, 1998 to
	2000	1999	2000	1999	Sept. 30, 2000
Net income or (loss)	($5,680)	($198)	($30,328)	($42)	($54,820)
Non-cash items included in net loss	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to cash used by operating activity: Note receivable	$0	$0	$0	($10,000)	($10,000)
Interest receivable	($200)	($202)	($600)	($417)	($1,217)
Accounts payable	$3,318	$400	($12,682)	$400	$17,118
Loans from stockholders	$1,500	$0	$1,500	---	$1,500
NET CASH PROVIDED BY OPERATING ACTIVITIES	($1,062)	$0	($42,110)	($10,059)	($47,419)
CASH FLOWS USED BY INVESTING ACTIVITIES	$0	$0	$0	$0	$0
NET CASH USED BY INVESTING ACTIVITIES	$0	$0	$0	$0	$0
CASH FLOWS FROM FINANCING ACTIVITIES
Note payable	$0	$0	$25,000	$0	$25,000
Interest payable	$625	$0	$673	$0	$673
Sale of common stock	$0	$0	$0	$100	$4,021
Paid-in capital	$0	$0	$0	$9,900	$27,079
Less offering costs	$0	$0	$0	$0	($5,750)
NET CASH PROVIDED BY FINANCING ACTIVITIES	$625	$0	$25,673	$10,000	$51,023
NET INCREASE IN CASH	($437)	$0	($16,437)	($59)	$3,604
CASH AT BEGINNING OF PERIOD	$4,041	$41	$20,041	$100
CASH AT END OF PERIOD	$3,604	$41	$3,604	$41



The accompanying notes are an integral part of these financial statements.

PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY )

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 18, 1998, under

the laws of the State of Nevada. The business purpose of

the Company is to start a chain of equipment rental services.

The Company will adopt accounting policies and procedures

based upon the nature of future transactions.

NOTE B SALE OF COMMON STOCK

In March of 1999, the Company completed the sale of 100,000

shares of its common stock at $.10 per share or $10,000,

1000 shares of its common stock at $1.00 per share in

November of 1999 and 20,000 shares of its common stock at

$1.00 in December of 1999.

NOTE C NAME CHANGE AND INCREASE IN AUTHORIZED CAPITAL

On October 28, 1999, the Company changed its name from

"Prime Equipment Corp." to "Prime Equipment, Inc." and

increased its authorized capital stock to 74,000,000 shares

of $.001 per share par value from 50,000,000 shares of $.001 per share par value. Of the 74,000,000 authorized shares,

50,000,000 are common stock and 24,000,000 are preferred stock.

On July 20, 2000, the Board of Directors approved a resolution to increase the authorized number of common shares from 50,000,000 to 500,000,000 and increase the number of preferred shares from

24,000,000 to 100,000,000.

NOTE D STOCK SPLIT

On October 22, 1999, the Company approved a twenty to one

stock split. Prior to the stock split there were 200,000 shares of common stock outstanding and after the stock split there were

4,000,000 shares of common stock outstanding.

NOTE E EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the

weighted average shares outstanding during the period.

PRIME EQUIPMENT, INC.

( A DEVELOPMENT STAGE COMPANY )

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999

(continued)

NOTE E EARNINGS (LOSS) PER SHARE (continued)

Diluted EPS is computed by dividing net income by the

weighted average shares outstanding, assuming all dilutive

potential common shares were issued. Since the Company

has no common shares that are potentially issuable, such as

stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE F NOTE PAYABLE

On May 23, 2000, the Company received $25,000 cash disbursement on a Note maturing April 30, 2001 with simple annual interest at the rate of 10% per annum. The note is unsecured. The proceeds were to be used to start a chain of equipment rental services.